Assigned Task Agreement
Between Konica Minolta Opto, Inc. (KMOT) and Guided Therapeutics, Inc. (GT)
February 1, 2010

Agreement for the Development of Spectroscopy for Barrett's Esophagus
"Project Sangam"

CONFIDENTIAL

This Agreement is made on this 1st day of February, 2010 (the "Effective Date") between Guided Therapeutics, Inc., having a place of business 5835 Peachtree Comers East Suite D, Norcross, Georgia, 30992 ("GT") and Konica Minolta Opto, Inc., having an address of 2970 Ishikawa-machi, Hachioji-shi, Tokyo 192-8505, Japan ("KMOT"), each individually referred to herein as a "party" and collectively referred to as the "Parties".

WHEREAS, GT and KMOT have executed an option-to-license and no-shop agreement dated April 30, 2009 ("2009 Option Agreement").

NOW THEREFORE, and in consideration of the mutual promises and covenants herein contained and intending to be legally bound, GT and KMOT agree as follows:

1.	All terms and conditions of the 2009 Option Agreement remain in full effect and force.

2.	This Agreement is adjunctive to the 2009 Option Agreement under Section 5.c of that agreement and should in no way be construed as further modifying or superseding the 2009 Option Agreement.

3.
KMOT agrees to utilize the technical, regulatory and clinical expertise of GT in order to develop GT's spectroscopic technology for the purposes of detecting cancer and precancer of the human esophagus. A preliminary schedule and budget for this work is attached to this Agreement as Exhibits A and B. GT shall use its best efforts to collaborate with KMOT for accomplishing the tasks described in Exhibits A and B.

4.	Tasks performed by GT and payment in return from KMOT to GT shall be under the following terms and conditions:

a)	Schedule for Performing Tasks -The project shall commence on February 1, 2010 and is anticipated to be completed by January 31, 2011, as summarized in Exhibit A.

b)	Payment Schedule, as summarized in Exhibit B, the project budget,
i.	First Payment -$400,000 due February 28, 2010 or earlier
ii.	Second Payment -$400,000 due May 31, 2010 or earlier
iii.	Third Payment -$400,000 due August 31, 2010 or earlier
iv.	Fourth Payment -$388,673 due November 30, 2010 or earlier

c)
Prior to the start of the project on February 1, 2010, KMOT shall issue to GT a Purchase Order for quarterly payments based on the Schedule in 4.b above. This Purchase Order will be based on the terms and conditions of a quote issued by GT to KMOT (attached herein as Exhibit C).

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers as of the 28th day of January, 2010.

GT 5835 Peachtree Comers East Suite D Norcross, Georgia 30092	KMOT 2970 Ishikawa-machi, Hachioji-shi Tokyo 192-8505, Japan

/s/ Mark Faupel	/s/ Akira Suzuki
By: Mark Faupel, Ph.D. President and CEO	By: Akira Suzuki General Manager Business Initiation Center